UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 24, 2017

ABM Industries Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 7th Floor, New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 297-0200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This 8-K/A filed by ABM Industries Incorporated (the "Company") amends the 8-K filed by the Company on January 26, 2017 to update disclosures made under Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers and amends the 8-K filed by the Company on March 8, 2017 to update disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2017, ABM Industries Incorporated filed a Current Report on Form 8-K to announce the election of Art A. Garcia and Filippo Passerini to its Board of Directors. At the time of their election, the Board had not yet determined the committees on which Messrs. Garcia and Passerini would serve.

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K is being filed to report that on March 7, 2017, the Board appointed Mr. Garcia as a member of its Audit Committee and its Strategy and Enterprise Risk Committee, effective on that date, and the Board appointed Mr. Passerini as a member of its Compensation Committee and its Strategy and Enterprise Risk Committee, effective on that date.

Item 5.07.     Submission of Matters to a Vote of Security Holders

In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company's named executive officers ("say-on-pay") held at the 2017 Annual Meeting, stockholders voted in favor of holding say-on-pay votes annually, which was also the Board's recommendation. Accordingly, the Company will hold advisory say-on-pay votes on an annual basis until the next required vote on the frequency of such say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 9, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy
General Counsel and Assistant Secretary